Exhibit 99.1

Cincinnati Bell Inc. Reports Third Quarter 2009 Results

  Diluted earnings per share of 12 cents up 18 percent versus third quarter 2008 and up 7 percent versus second quarter 2009;
  Revenue of $338 million down 3 percent to last year and up 3 percent sequentially;
  Adjusted EBITDA of $120 million flat to last year and up 2 percent sequentially;
  Returned $58 million to shareholders - $25 million of share repurchases and $33 million of debt repurchases at a 24 percent discount;
  Completed $500 million issuance in October 2009 of 8¼% Senior Notes due 2017 to call the company’s outstanding 7¼% Senior Notes due 2013 – eliminating all significant debt maturities until 2014;
  Named recently as service provider partner to the newly formed Virtual Computing Environment Coalition, a joint venture including Cisco, EMC and VMware;
  Reiterates 2009 guidance

CINCINNATI--(BUSINESS WIRE)--November 4, 2009--Cincinnati Bell Inc. (NYSE:CBB) today announced third quarter 2009 net income of $28 million, or 12 cents diluted earnings per share, which is a per share increase of 18 percent compared to the third quarter of 2008 and 7 percent versus the second quarter of 2009. Total revenues for the third quarter 2009 of $338 million decreased 3 percent from the third quarter of 2008 but increased 3 percent sequentially. Operating income of $73 million, which includes a $5 million loss on sale of wireless spectrum, decreased $7 million or 8 percent compared to the third quarter 2008, and decreased $2 million or 3 percent compared to the second quarter 2009. Adjusted earnings before interest, taxes, depreciation and amortization1 (Adjusted EBITDA) of $120 million was comparable to last year and up $2 million or 2 percent sequentially.

“Despite the continuing difficult economic climate, we are pleased that our revenue increased compared to the second quarter, driven by growth in our Technology Solutions and Wireless businesses. This enabled us to deliver the same level of Adjusted EBITDA that we generated last year,” said Jack Cassidy, president and chief executive officer. “Now that we have refinanced our 2013 debt, we have a significant amount of operating and financial flexibility. This flexibility will allow us to focus our efforts on investing and growing our data center business, which over the last few years has performed extremely well and was recently recognized as a service provider partner to the newly formed Virtual Computing Environment Coalition.  This joint venture includes Cisco, EMC and VMware and will provide private virtualized cloud services.  We believe this partnership will continue to help transform and further grow our data center business.”

Quarterly Highlights

  Quarterly revenue from Technology Solutions totaled $78 million, reflecting a year-over-year increase in data center and managed services revenue of $3 million or 10 percent and an increase in revenue from telecom and IT equipment of $2 million or 5 percent. The growth in the data center business was the primary contributor to the 16 percent increase in Adjusted EBITDA for Technology Solutions. On a sequential quarterly basis, revenue and Adjusted EBITDA increased 18 percent and 21 percent, respectively, due to increased equipment sales.
  Wireless service revenue in the third quarter 2009 was $72 million compared to $74 million in the prior year quarter. Higher data revenue, driven by smartphone subscriber growth, was more than offset by lower voice revenue resulting from a year-over-year decline in postpaid voice minutes of use per subscriber. Cincinnati Bell’s focus on smartphone subscriber growth resulted in an additional 6,000 smartphone subscribers in the third quarter of 2009.
  Cincinnati Bell continued to repurchase common stock under the program authorized by its Board of Directors in February 2008. In the third quarter of 2009, common stock repurchases totaled 7 million shares for $25 million. Since the program’s inception, the company has purchased 44 million shares for $136 million, representing 18 percent of shares outstanding at the end of 2007 and leaving $14 million to be spent in the fourth quarter to complete the program.
  The company’s net debt2 decreased by $86 million from the third quarter of 2008 to $1.89 billion, dropping below $1.9 billion for the first time in 10 years. Free cash flow3 of $35 million for the third quarter of 2009 increased $12 million from the prior year period.

Financial and Operations Review

“This quarter’s profitability clearly shows the results of the aggressive expense reductions we took in the first half of the year, which enabled us to improve our Adjusted EBITDA margin by almost a full percentage point and deliver the same Adjusted EBITDA versus the prior year on lower revenue,” said Gary Wojtaszek, chief financial officer. “We also continued to focus on managing our balance sheet by completing an additional $25 million of share repurchases, opportunistically purchasing $33 million of debt at a 24 percent discount, and, in October 2009, refinancing $440 million of debt with a very attractive $500 million 8 1/4% senior notes offering that doesn’t mature until 2017.”

Wireline Segment

Third quarter 2009 revenue totaled $191 million, a decrease of $10 million or 5 percent from a year ago. The cost reduction programs initiated by the company caused operating income of $66 million and Adjusted EBITDA of $93 million to both be flat compared to the third quarter of 2008.

Year-over-year total access line loss in the third quarter 2009 was 6.8 percent, consistent with the overall loss experienced over the past year. Growth in residential and business access lines in the company’s expansion markets continued to partially offset the impact of a loss of access lines in its traditional service area.

Wireless Segment

Quarterly revenue from the Wireless segment of $78 million decreased $3 million or 4 percent compared to the prior year, and increased $1 million or 2 percent versus the second quarter of 2009. Third quarter 2009 operating income of $4 million includes a $5 million loss on the sale of wireless spectrum for the Indianapolis, Indiana region, and is the primary cause of the $7 million operating income decrease compared to the third quarter of 2008. Adjusted EBITDA of $19 million decreased by $2 million compared both to the prior year and the second quarter of 2009.

Postpaid subscriber average revenue per user (ARPU) in the third quarter was $49.27 compared to $48.82 a year ago and included data ARPU growth of 23 percent. This improvement reflects positive momentum in acquiring smartphone subscribers. Prepaid ARPU was $28.70, up $2.37 year-over-year.

Technology Solutions Segment

Technology Solutions quarterly revenue of $78 million increased $5 million or 7 percent from the third quarter of 2008, which includes an increase in data center and managed services revenue of $3 million or 10 percent year-over-year. Operating income of $7 million and Adjusted EBITDA of $12 million were both up 16 percent from a year ago, driven by the increased data center revenue.

Compared to the second quarter of 2009, revenue increased $12 million or 18 percent due to increased equipment sales, as customer demand for IT equipment that had been suppressed by the economy began to be realized in the third quarter of 2009. Operating income and Adjusted EBITDA were both up $2 million sequentially due to the increased equipment sales and lower operating costs.

Data center utilization was 80 percent on 271,000 square feet of data center space at September 30, 2009 compared to 88 percent on 202,000 square feet at the end of the third quarter of 2008.

2009 Outlook

Cincinnati Bell reaffirms its guidance for 2009:

Category	2009 Guidance
Revenue	$1.3 - $1.4 billion
Adjusted EBITDA	Approx. $480 million*
Free Cash Flow	Approx. $150 million*
*Plus or minus 2 percent

Conference Call/Webcast

Cincinnati Bell will host a conference call today at 10:00 a.m. (ET) to discuss its results for the third quarter of 2009. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is (866) 780-1233. Callers located outside of the U.S. and Canada may dial (816) 581-1571. A taped replay of the conference call will be available one hour after the conclusion of the call until 5:00 p.m. on November 18, 2009. For U.S. callers, the replay will be available at (888) 203-1112. For callers outside of the U.S. and Canada, the replay will be available at (719) 457-0820. The replay reference number is 1849573. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note

Certain of the statements and predictions contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: changing market conditions and growth rates within the telecommunications industry or generally within the overall economy; changes in competition in markets in which the company operates; pressures on the pricing of company products and services; advances in telecommunications technology; the ability to generate sufficient cash flow to fund the company’s business plan, repay the company’s debt and interest obligations, and maintain its networks; the ability to refinance indebtedness when required on commercially reasonable terms; changes in the telecommunications regulatory environment; changes in the demand for the company’s services and products; the demand for particular products and services within the overall mix of products sold, as the company’s products and services have varying profit margins; the company’s ability to introduce new service and product offerings on a timely and cost effective basis; work stoppage caused by labor disputes; restrictions imposed under various credit facilities and debt instruments; the company’s ability to attract and retain highly qualified employees; the company’s ability to access capital markets and the successful execution of restructuring initiatives; changes in the funded status of the company’s retiree pension and healthcare plans; disruption in operations caused by a health pandemic, such as the H1N1 influenza virus; changes in the company’s relationships with current large customers, a small number of whom account for a significant portion of company revenue; and disruption in the company’s back-office information technology systems, including its billing system. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. The forward-looking statements included in this release represent company estimates as of November 3, 2009. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

Use of Non-GAAP Financial Measures

This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), net debt, free cash flow, and net income excluding special items. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of Adjusted EBITDA, net debt, free cash flow, and net income excluding special items to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, restructuring charges, asset impairments, and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

2Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt and unamortized premium and/or discount, offset by cash and cash equivalents.

3Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt, debt issuance costs, the repurchase of common stock, and the proceeds from the sale or the use of funds from the purchase of business operations. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels that there is no comparable GAAP measure for free cash flow, the attached financial information reconciles free cash flow to the net increase (decrease) in cash and cash equivalents.

Net income excluding special items provides a useful measure of operating performance. Net income excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE: CBB) provides integrated communications solutions—including local, long distance, data, Internet, and wireless services—that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, businesses nationwide ranging in size from start-up companies to large enterprises turn to Cincinnati Bell for efficient, scalable office communications systems as well as complex information technology solutions including data center and managed services. Cincinnati Bell conducts its operations through three business segments: Wireline, Wireless, and Technology Solutions. For more information, visit www.cincinnatibell.com.

Cincinnati Bell Inc.
Consolidated Statements of Income
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2009	2008	$	%	2009	2008	$	%

Revenue	$337.7	$346.5	$(8.8)	(3%)	$990.8	$1,046.2	$(55.4)	(5%)

Costs and expenses
Cost of services and products	152.9	154.8	(1.9)	(1%)	431.0	473.6	(42.6)	(9%)
Selling, general and administrative	64.7	71.5	(6.8)	(10%)	209.4	213.8	(4.4)	(2%)
Depreciation and amortization	41.2	38.7	2.5	6%	122.0	113.7	8.3	7%
Restructuring charges (gains)	0.9	1.7	(0.8)	(47%)	(5.5)	27.1	(32.6)	n/m
Loss on sale of asset and asset impairment	4.8	-	4.8	n/m	4.8	1.2	3.6	n/m

Operating income	73.2	79.8	(6.6)	(8%)	229.1	216.8	12.3	6%

Interest expense	31.5	35.0	(3.5)	(10%)	94.6	106.1	(11.5)	(11%)
Other income, net	(7.7)	(1.0)	(6.7)	n/m	(7.4)	(2.4)	(5.0)	n/m

Income before income taxes	49.4	45.8	3.6	8%	141.9	113.1	28.8	25%
Income tax expense	21.7	19.2	2.5	13%	59.1	48.0	11.1	23%

Net income	27.7	26.6	1.1	4%	82.8	65.1	17.7	27%

Preferred stock dividends	2.6	2.6	-	0%	7.8	7.8	-	0%

Net income applicable to common shareowners	$25.1	$24.0	$1.1	5%	$75.0	$57.3	$17.7	31%

Basic earnings per common share	$0.12	$0.10			$0.35	$0.24
Diluted earnings per common share	$0.12	$0.10			$0.34	$0.23

Weighted average common shares outstanding (in millions)
- Basic	209.0	233.7			215.7	240.6
- Diluted	213.2	239.2			218.1	247.0

Cincinnati Bell Inc.
Income Statement by Segment
(Unaudited)
(Dollars in millions)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2009	2008	$	%	2009	2008	$	%
Wireline
Revenue
Voice - local service	$83.0	$96.0	$(13.0)	(14%)	$260.8	$295.9	$(35.1)	(12%)
Data	70.4	68.8	1.6	2%	211.0	204.3	6.7	3%
Long distance and VoIP	24.0	24.8	(0.8)	(3%)	72.0	73.7	(1.7)	(2%)
Other	13.5	11.0	2.5	23%	36.4	31.8	4.6	14%

Total revenue	190.9	200.6	(9.7)	(5%)	580.2	605.7	(25.5)	(4%)

Operating costs and expenses
Cost of services and products	62.8	67.5	(4.7)	(7%)	188.8	201.4	(12.6)	(6%)
Selling, general and administrative	35.1	40.2	(5.1)	(13%)	111.5	118.7	(7.2)	(6%)
Depreciation and amortization	26.5	25.7	0.8	3%	77.7	75.9	1.8	2%
Restructuring charges (gains)	1.0	1.6	(0.6)	(38%)	(5.5)	26.0	(31.5)	n/m
Asset impairment	-	-	-	n/m	-	1.2	(1.2)	n/m

Total operating costs and expenses	125.4	135.0	(9.6)	(7%)	372.5	423.2	(50.7)	(12%)

Operating income	$65.5	$65.6	$(0.1)	0%	$207.7	$182.5	$25.2	14%

Wireless
Revenue
Service	$71.6	$74.2	$(2.6)	(4%)	$214.1	$218.5	$(4.4)	(2%)
Equipment	6.1	6.6	(0.5)	(8%)	16.4	19.1	(2.7)	(14%)

Total revenue	77.7	80.8	(3.1)	(4%)	230.5	237.6	(7.1)	(3%)

Operating costs and expenses
Cost of services and products	42.0	41.7	0.3	1%	121.9	122.3	(0.4)	0%
Selling, general and administrative	16.8	18.6	(1.8)	(10%)	50.8	52.2	(1.4)	(3%)
Depreciation and amortization	9.7	8.7	1.0	11%	29.3	26.3	3.0	11%
Restructuring charges	-	0.1	(0.1)	n/m	-	0.5	(0.5)	n/m
Loss on sale of asset	4.8	-	4.8	n/m	4.8	-	4.8	n/m

Total operating costs and expenses	73.3	69.1	4.2	6%	206.8	201.3	5.5	3%

Operating income	$4.4	$11.7	$(7.3)	(62%)	$23.7	$36.3	$(12.6)	(35%)

Technology Solutions
Revenue
Telecom and IT equipment distribution	$45.2	$43.1	$2.1	5%	$109.4	$142.9	$(33.5)	(23%)
Data center and managed services	28.1	25.6	2.5	10%	83.4	72.2	11.2	16%
Professional services	5.1	4.6	0.5	11%	15.1	11.4	3.7	32%

Total revenue	78.4	73.3	5.1	7%	207.9	226.5	(18.6)	(8%)

Operating costs and expenses
Cost of services and products	56.7	53.4	3.3	6%	146.1	171.7	(25.6)	(15%)
Selling, general and administrative	10.0	9.8	0.2	2%	32.6	29.7	2.9	10%
Depreciation and amortization	5.0	4.3	0.7	16%	14.8	11.4	3.4	30%
Restructuring charges	-	-	-	n/m	-	0.4	(0.4)	n/m

Total operating costs and expenses	71.7	67.5	4.2	6%	193.5	213.2	(19.7)	(9%)

Operating income	$6.7	$5.8	$0.9	16%	$14.4	$13.3	$1.1	8%

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months				Nine Months
	Ended September 30,		Change		Ended September 30,		Change
	2009	2008	$	%	2009	2008	$	%
Revenue
Wireline	$190.9	$200.6	$(9.7)	(5%)	$580.2	$605.7	$(25.5)	(4%)
Wireless	77.7	80.8	(3.1)	(4%)	230.5	237.6	(7.1)	(3%)
Technology Solutions	78.4	73.3	5.1	7%	207.9	226.5	(18.6)	(8%)
Eliminations	(9.3)	(8.2)	(1.1)	13%	(27.8)	(23.6)	(4.2)	18%

Total revenue	$337.7	$346.5	$(8.8)	(3%)	$990.8	$1,046.2	$(55.4)	(5%)

Cost of Services and Products
Wireline	$62.8	$67.5	$(4.7)	(7%)	$188.8	$201.4	$(12.6)	(6%)
Wireless	42.0	41.7	0.3	1%	121.9	122.3	(0.4)	0%
Technology Solutions	56.7	53.4	3.3	6%	146.1	171.7	(25.6)	(15%)
Eliminations	(8.6)	(7.8)	(0.8)	10%	(25.8)	(21.8)	(4.0)	18%

Total cost of services and products	$152.9	$154.8	$(1.9)	(1%)	$431.0	$473.6	$(42.6)	(9%)

Selling, General and Administrative
Wireline	$35.1	$40.2	$(5.1)	(13%)	$111.5	$118.7	$(7.2)	(6%)
Wireless	16.8	18.6	(1.8)	(10%)	50.8	52.2	(1.4)	(3%)
Technology Solutions	10.0	9.8	0.2	2%	32.6	29.7	2.9	10%
Corporate and eliminations	2.8	2.9	(0.1)	(3%)	14.5	13.2	1.3	10%

Total selling, general and administrative	$64.7	$71.5	$(6.8)	(10%)	$209.4	$213.8	$(4.4)	(2%)

Depreciation and Amortization
Wireline	$26.5	$25.7	$0.8	3%	$77.7	$75.9	$1.8	2%
Wireless	9.7	8.7	1.0	11%	29.3	26.3	3.0	11%
Technology Solutions	5.0	4.3	0.7	16%	14.8	11.4	3.4	30%
Corporate	-	-	-	n/m	0.2	0.1	0.1	100%

Total depreciation and amortization	$41.2	$38.7	$2.5	6%	$122.0	$113.7	$8.3	7%

Restructuring, Loss on Sale of Asset and Asset Impairment
Wireline	$1.0	$1.6	$(0.6)	n/m	$(5.5)	$27.2	$(32.7)	n/m
Wireless	4.8	0.1	4.7	n/m	4.8	0.5	4.3	n/m
Technology Solutions	-	-	-	n/m	-	0.4	(0.4)	n/m
Corporate	(0.1)	-	(0.1)	n/m	-	0.2	(0.2)	n/m

Total restructuring, loss on sale of asset and asset impairment	$5.7	$1.7	$4.0	n/m	$(0.7)	$28.3	$(29.0)	n/m

Operating Income
Wireline	$65.5	$65.6	$(0.1)	0%	$207.7	$182.5	$25.2	14%
Wireless	4.4	11.7	(7.3)	(62%)	23.7	36.3	(12.6)	(35%)
Technology Solutions	6.7	5.8	0.9	16%	14.4	13.3	1.1	8%
Corporate	(3.4)	(3.3)	(0.1)	3%	(16.7)	(15.3)	(1.4)	9%

Total operating income	$73.2	$79.8	$(6.6)	(8%)	$229.1	$216.8	$12.3	6%

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)

	September 30,	December 31,
	2009	2008
(in thousands)

Local access lines	737.8	779.7
DSL subscribers	234.5	233.2

Postpaid wireless subscribers	383.5	403.7
Prepaid wireless subscribers	152.8	146.9

Total wireless subscribers	536.3	550.6

Consumer long distance lines	338.5	352.7
Business long distance lines	177.4	178.9

Total long distance lines	515.9	531.6

Data Center and Managed Services
Raised floor (in square feet)	271,000	209,000
Utilization rate	80%	88%

Cincinnati Bell Inc.
Local Access Line Detail
(Unaudited)
(In thousands)

	2007				2008				2009
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q	3Q
Local Access Lines

In-Territory:
Primary Residential	499.1	484.8	468.4	454.2	441.2	427.6	414.5	403.6	392.2	382.8	371.6
Secondary Residential	36.2	34.9	33.4	32.0	30.7	29.5	28.4	27.2	25.8	24.8	23.6
Business/ Other	287.6	287.7	286.9	285.8	284.3	283.4	280.2	277.7	274.3	271.5	268.9
Total In-Territory	822.9	807.4	788.7	772.0	756.2	740.5	723.1	708.5	692.3	679.1	664.1

Out-of-Territory:
Primary Residential	29.4	30.7	32.0	32.7	32.8	32.7	33.7	34.9	35.4	34.8	34.3
Secondary Residential	1.2	1.3	1.3	1.3	1.4	1.3	1.3	1.3	1.3	1.2	1.2
Business/ Other	22.4	24.2	26.7	28.3	30.2	31.2	33.3	35.0	36.3	37.4	38.2
Total Out-of-Territory	53.0	56.2	60.0	62.3	64.4	65.2	68.3	71.2	73.0	73.4	73.7

Total Access Lines	875.9	863.6	848.7	834.3	820.6	805.7	791.4	779.7	765.3	752.5	737.8

Cincinnati Bell Inc.
Net Debt Calculation
(Unaudited)
(Dollars in millions)

	September 30,	December 31,	Change
	2009	2008	$	%

Credit facility, revolver	$85.7	$73.0	$12.7	17%
Credit facility, tranche B term loan	205.4	207.0	(1.6)	(1%)
7 1/4% Senior Notes due 2013	439.9	439.9	-	0%
8 3/8% Senior Subordinated Notes due 2014	570.4	572.7	(2.3)	0%
7% Senior Notes due 2015	252.5	257.2	(4.7)	(2%)
7 1/4% Senior Notes due 2023	40.0	50.0	(10.0)	(20%)
Accounts receivable securitization facility	85.9	75.0	10.9	15%
Various Cincinnati Bell Telephone notes	207.5	230.0	(22.5)	(10%)
Capital leases and other debt	56.7	55.6	1.1	2%
Net unamortized premium	0.3	0.3	-	0%

Total debt	1,944.3	1,960.7	(16.4)	(1%)

Less: Interest rate swap asset and adjustment	(15.4)	(22.4)	7.0	(31%)
Less: Cash and cash equivalents	(37.5)	(6.7)	(30.8)	n/m

Net debt (as defined by the company)	$1,891.4	$1,931.6	$(40.2)	(2%)

Credit facility availability	$98.2	$151.4	$(53.2)	(35%)

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008

Cash provided by operating activities	$79.8	$78.4	$250.3	$266.3

Capital expenditures	(47.5)	(55.5)	(141.7)	(158.7)
Acquisitions of businesses	-	-	(3.4)	(21.6)
Proceeds from sales of wireless spectrum	5.6	-	5.8	-
Other, net	-	-	0.8	1.0

Cash used in investing activities	(41.9)	(55.5)	(138.5)	(179.3)

Change in corporate credit and receivables facilities, net	52.0	(3.0)	23.6	28.0
Repayment of debt	(27.4)	(12.8)	(32.4)	(57.4)
Debt issuance costs	-	-	(4.4)	-
Preferred stock dividends	(2.6)	-	(7.8)	(7.8)
Common stock repurchase	(25.0)	(20.5)	(59.4)	(67.5)
Other, net	-	-	(0.6)	(0.4)

Cash used in financing activities	(3.0)	(36.3)	(81.0)	(105.1)

Net increase (decrease) in cash and cash equivalents	34.9	(13.4)	30.8	(18.1)
Cash and cash equivalents at beginning of period	2.6	21.4	6.7	26.1

Cash and cash equivalents at end of period	$37.5	$8.0	$37.5	$8.0

Reconciliation of GAAP Cash Flow to
Free Cash Flow (as defined by the company)
Net increase (decrease) in cash and cash equivalents	$34.9	$(13.4)	$30.8	$(18.1)
Less adjustments:
Issuance of long-term debt and change in corporate credit and receivables facilities, net	(52.0)	3.0	(23.6)	(28.0)
Repayment of debt	27.4	12.8	32.4	57.4
Debt issuance costs	-	-	4.4	-
Common stock repurchase	25.0	20.5	59.4	67.5
Acquisitions of businesses	-	-	3.4	21.6

Free cash flow (as defined by the company)	$35.3	$22.9	$106.8	$100.4

Income tax payments	$0.2	$-	$5.3	$1.9

Cincinnati Bell Inc.
Free Cash Flow (as defined by the company)
(Unaudited)
(Dollars in millions)

Free Cash Flow for the three months ended September 30, 2008	$22.9

Decrease in Adjusted EBITDA	(0.1)
Decrease in capital expenditures	8.0
Proceeds received from terminated swaps in 2009	2.7
Decrease in interest payments	7.3
Proceeds from sale of wireless spectrum	5.6
Change in working capital and other	(11.1)

Free Cash Flow for the three months ended September 30, 2009	$35.3

Free Cash Flow for the nine months ended September 30, 2008	$100.4

Decrease in Adjusted EBITDA	(8.4)
Data center customer prepayment received in 2008	(21.5)
Decrease in capital expenditures	17.0
Proceeds received from terminated swaps in 2009	13.2
Decrease in interest payments	15.0
Proceeds from sales of wireless spectrum	5.8
Change in working capital and other	(14.7)

Free Cash Flow for the nine months ended September 30, 2009	$106.8

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008	Sep 30, 2008

Wireline	$35.4	$37.3	$29.2	$33.2	$22.5
Wireless	8.1	4.2	5.6	16.6	9.7
Technology Solutions	3.9	6.9	10.7	22.1	23.1
Corporate	0.1	0.1	0.2	0.3	0.2
Total capital expenditures	$47.5	$48.5	$45.7	$72.2	$55.5

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) to Operating Income (GAAP)
(Unaudited)
(Dollars in millions)

	Three Months Ended September 30, 2009
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$65.5	$4.4	$6.7	$(3.4)	$73.2
Add:
Depreciation and amortization	26.5	9.7	5.0	-	41.2
Restructuring charges (gains) and loss on sale of asset	1.0	4.8	-	(0.1)	5.7

Adjusted EBITDA (Non-GAAP)	$93.0	$18.9	$11.7	$(3.5)	$120.1

	Three Months Ended September 30, 2008
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$65.6	$11.7	$5.8	$(3.3)	$79.8
Add:
Depreciation and amortization	25.7	8.7	4.3	-	38.7
Restructuring charges	1.6	0.1	-	-	1.7

Adjusted EBITDA (Non-GAAP)	$92.9	$20.5	$10.1	$(3.3)	$120.2

Year-over-year dollar change in Adjusted EBITDA	$0.1	($1.6)	$1.6	($0.2)	($0.1)

Year-over-year percentage change in Adjusted EBITDA	0%	(8%)	16%	6%	0%

	Nine Months Ended September 30, 2009
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$207.7	$23.7	$14.4	$(16.7)	$229.1
Add:
Depreciation and amortization	77.7	29.3	14.8	0.2	122.0
Restructuring charges (gains) and loss on sale of asset	(5.5)	4.8	-	-	(0.7)

Adjusted EBITDA (Non-GAAP)	$279.9	$57.8	$29.2	$(16.5)	$350.4

	Nine Months Ended September 30, 2008
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$182.5	$36.3	$13.3	$(15.3)	$216.8
Add:
Depreciation and amortization	75.9	26.3	11.4	0.1	113.7
Restructuring and asset impairment charges	27.2	0.5	0.4	0.2	28.3

Adjusted EBITDA (Non-GAAP)	$285.6	$63.1	$25.1	$(15.0)	$358.8

Year-over-year dollar change in Adjusted EBITDA	($5.7)	($5.3)	$4.1	($1.5)	($8.4)

Year-over-year percentage change in Adjusted EBITDA	(2%)	(8%)	16%	10%	(2%)

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) Excluding Stock Compensation Expense to Operating Income (GAAP)
(Unaudited)
(Dollars in millions)

	Three Months
	Ended September 30,		Change
	2009	2008	$	%

Operating Income (GAAP)	$73.2	$79.8	$(6.6)	(8%)
Add:
Depreciation and amortization	41.2	38.7	2.5	6%
Restructuring charges and loss on sale of asset	5.7	1.7	4.0	n/m

Adjusted EBITDA (Non-GAAP)	120.1	120.2	(0.1)	0%

Add:
Stock compensation expense	1.6	1.4	0.2	14%

Adjusted EBITDA excluding stock compensation expense (Non-GAAP)	$121.7	$121.6	$0.1	0%

	Nine Months
	Ended September 30,		Change
	2009	2008	$	%

Operating Income (GAAP)	$229.1	$216.8	$12.3	6%
Add:
Depreciation and amortization	122.0	113.7	8.3	7%
Restructuring charges (gains), loss on sale of asset and asset impairment	(0.7)	28.3	(29.0)	n/m

Adjusted EBITDA (Non-GAAP)	350.4	358.8	(8.4)	(2%)

Add:
Stock compensation expense	6.3	5.1	1.2	24%

Adjusted EBITDA excluding stock compensation expense (Non-GAAP)	$356.7	$363.9	$(7.2)	(2%)

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
		Three Months Ended September 30, 2009 (GAAP)	Restructuring Charges	Loss on Sale of Asset	Gain on Debt Extinguishment	Three Months Ended September 30, 2009 Before Special Items (Non-GAAP)
			A	B	C
	Revenue	$337.7	$-	$-	$-	$337.7

	Costs and expenses
	Cost of services and products	152.9	-	-	-	152.9
	Selling, general and administrative	64.7	-	-	-	64.7
	Depreciation and amortization	41.2	-	-	-	41.2
	Restructuring charges	0.9	(0.9)	-	-	-
	Loss on sale of asset	4.8	-	(4.8)	-	-
	Operating income	73.2	0.9	4.8	-	78.9

	Interest expense	31.5	-	-	-	31.5
	Other income, net	(7.7)	-	-	7.6	(0.1)

	Income before income taxes	49.4	0.9	4.8	(7.6)	47.5
	Income tax expense	21.7	0.4	1.9	(3.0)	21.0

	Net income	27.7	0.5	2.9	(4.6)	26.5

	Preferred stock dividends	2.6	-	-	-	2.6

	Net income applicable to common shareowners	$25.1	$0.5	$2.9	$(4.6)	$23.9

	Weighted average diluted common shares	213.2	213.2	213.2	213.2	213.2

	Diluted earnings per common share	$0.12	$0.00	$0.01	$(0.02)	$0.11

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Charge related to voluntary early retirement program for union and management employees.

B	Loss on the sale of wireless spectrum for the Indianapolis, Indiana region.

C	Gain on extinguishment of a portion of the 7 1/4% Senior Notes due 2023 and Cincinnati Bell Telephone notes.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
		Three Months Ended September 30, 2008 (GAAP)	Restructuring Charges	Gain on Debt Extinguishment	Three Months Ended September 30, 2008 Before Special Items (Non-GAAP)
			A	B
	Revenue	$346.5	$-	$-	$346.5

	Costs and expenses
	Cost of services and products	154.8	-	-	154.8
	Selling, general and administrative	71.5	-	-	71.5
	Depreciation and amortization	38.7	-	-	38.7
	Restructuring charges	1.7	(1.7)	-	-
	Operating income	79.8	1.7	-	81.5

	Interest expense	35.0	-	-	35.0
	Other income, net	(1.0)	-	0.9	(0.1)

	Income before income taxes	45.8	1.7	(0.9)	46.6
	Income tax expense	19.2	0.7	(0.4)	19.5

	Net income	26.6	1.0	(0.5)	27.1

	Preferred stock dividends	2.6	-	-	2.6

	Net income applicable to common shareowners	$24.0	$1.0	$(0.5)	$24.5

	Weighted average diluted common shares	239.2	239.2	239.2	239.2

	Diluted earnings per common share	$0.10	$0.00	$0.00	$0.10

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Charge related to voluntary early retirement program for union and management employees.

B	Gain on extinguishment of a portion of the 8 3/8% Senior Subordinated Notes due 2014 and 7 1/4% Senior Notes due 2013.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
		Nine Months Ended September 30, 2009 (GAAP)	Restructuring Gains	Loss on Sale of Asset	Gain on Debt Extinguishment	Nine Months Ended September 30, 2009 Before Special Items (Non-GAAP)
			A	B	C
	Revenue	$990.8	$-	$-	$-	$990.8

	Costs and expenses
	Cost of services and products	431.0	-	-	-	431.0
	Selling, general and administrative	209.4	-	-	-	209.4
	Depreciation and amortization	122.0	-	-	-	122.0
	Restructuring gains	(5.5)	5.5	-	-	-
	Loss on sale of asset	4.8	-	(4.8)	-	-
	Operating income	229.1	(5.5)	4.8	-	228.4

	Interest expense	94.6	-	-	-	94.6
	Other income, net	(7.4)	-	-	7.4	-

	Income before income taxes	141.9	(5.5)	4.8	(7.4)	133.8
	Income tax expense	59.1	(2.2)	1.9	(3.0)	55.8

	Net income	82.8	(3.3)	2.9	(4.4)	78.0

	Preferred stock dividends	7.8	-	-	-	7.8

	Net income applicable to common shareowners	$75.0	$(3.3)	$2.9	$(4.4)	$70.2

	Weighted average diluted common shares	218.1	218.1	218.1	218.1	218.1

	Diluted earnings per common share	$0.34	$(0.01)	$0.01	$(0.02)	$0.32

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A

Curtailment gains primarily related to changes in the pension and postretirement plans announced in February 2009, and charges related to voluntary early retirement program for union and management employees.

B	Loss on the sale of wireless spectrum for the Indianapolis, Indiana region.

C	Gain on extinguishment of a portion of the 7 1/4% Senior Notes due 2023 and Cincinnati Bell Telephone notes.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
		Nine Months Ended September 30, 2008 (GAAP)	Restructuring Charges	Asset Impairment	Gain on Debt Extinguishment	Nine Months Ended September 30, 2008 Before Special Items (Non-GAAP)
			A	B	C
	Revenue	$1,046.2	$-	$-	$-	$1,046.2

	Costs and expenses
	Cost of services and products	473.6	-	-	-	473.6
	Selling, general and administrative	213.8	-	-	-	213.8
	Depreciation and amortization	113.7	-	-	-	113.7
	Restructuring charges	27.1	(27.1)	-	-	-
	Asset impairment	1.2	-	(1.2)	-	-
	Operating income	216.8	27.1	1.2	-	245.1

	Interest expense	106.1	-	-	-	106.1
	Other income, net	(2.4)	-	-	2.2	(0.2)

	Income before income taxes	113.1	27.1	1.2	(2.2)	139.2
	Income tax expense	48.0	10.8	0.5	(0.9)	58.4

	Net income	65.1	16.3	0.7	(1.3)	80.8

	Preferred stock dividends	7.8	-	-	-	7.8

	Net income applicable to common shareowners	$57.3	$16.3	$0.7	$(1.3)	73.0

	Weighted average diluted common shares	247.0	247.0	247.0	247.0	247.0

	Diluted earnings per common share	$0.23	$0.07	$0.00	$0.00	$0.30

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Charge related to voluntary early retirement program for union and management employees.

B	Asset impairment charge for discontinued software.

C	Gain on extinguishment of a portion of the 8 3/8% Senior Subordinated Notes due 2014 and 7 1/4% Senior Notes due 2013.

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) Guidance to Operating Income (GAAP) Guidance
(Unaudited)
(Dollars in millions)

2009 Operating Income (GAAP) Guidance	$320

Add:
Depreciation and amortization	160
Restructuring gains	(5)
Loss on sale of asset	5

2009 Adjusted EBITDA Guidance	$480	*

* Plus or minus 2 percent.

CONTACT:
Cincinnati Bell Inc.
Investor / Media contact
Kurt Freyberger, 513-397-1055
kurt.freyberger@cinbell.com